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                                                                 EXHIBIT 10.56


           CONSENT AND SEVENTH AMENDMENT TO CREDIT AGREEMENT AND NOTE

        THIS CONSENT AND SEVENTH AMENDMENT TO CREDIT AGREEMENT AND NOTE ("Seventh Amendment"), made and entered into as of the 19th day of December, 1995, by and between GTI CORPORATION, a Delaware corporation ("Company"), and UNION BANK, a California banking corporation ("Bank"),

                              W I T N E S S E T H

        WHEREAS, on December 17, 1992, the Company and the Bank entered into a certain Credit Agreement and Note (as amended by those certain First, Second, Third, Fourth, Fifth and Sixth Amendments to Credit Agreement and Note, dated as of May 7, 1993, July 14, 1993, March 24, 1994, June 24, 1994, November 30, 1994
and June 29, 1995, respectively, the "Credit Agreement") pursuant to which the Bank agreed to extend to the Company and the Company agreed to accept from the Bank certain credit facilities more particularly described therein; and

        WHEREAS, the Company has (i) advised the Bank that the Company proposes to sell to Component Intertechnologies, Inc. (A) the assets and certain of the liabilities of the Company's electronics division (which assets are located in Hadley, Pennsylvania and Hartselle, Alabama), and (B) one hundred percent (100%) of the capital stock of the Company's wholly-owned subsidiary, GTI-Ireland Limited ("GIL"), on the terms and conditions more particularly described in the memorandum (the "Clark Memorandum") from the Company's Controller, Blake Clark, to Richard Petrie dated December 6, 1995 (the "E-Group Transaction"), and (ii) requested that the Bank (A) consent to the consummation of the E-Group Transaction, (B) release the assets so to be sold by the Company in connection with the E-Group Transaction (the "E-Group Assets") from the lien of those four (4) certain Security Agreements (Chattel Mortgage), each dated November 25, 1992, executed by the Company in favor of the Bank, and (C) release that certain Continuing Guaranty, dated November 30, 1994, executed by GIL in favor of the Bank with respect to the obligations of the Company to the Bank arising under this Agreement and the other Facility Documents (the "GIL Guaranty"); and

        WHEREAS, the Company has also (i) advised the Bank that the Company proposes to sell to a wholly-owned subsidiary of Insulactro one hundred percent (100%) of the capital stock of the Company's wholly-owned subsidiary, ESCO Sales, Inc. ("ESCO"), on the terms and conditions more particularly described in the Clark Memorandum (the "ESCO Transaction"), and (ii) requested that the Bank (A) consent to the consummation of the ESCO Transaction, (B) release that certain Continuing Guaranty, dated November 30, 1994, executed by ESCO's wholly-owned subsidiary, Electronic Supply Corporation ("ESC"), in favor of the Bank with respect to



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the obligations of the Company to the Bank arising under this Agreement and the other Facility Documents (the "ESC Guaranty"), and (C) release that certain Security Agreement (Chattel Mortgage), dated November 25, 1992, executed by ESC in favor of the Bank with respect to the obligations of ESC to the Bank arising under the ESC Guaranty (the "ESC Security Agreement"); and

             WHEREAS, the Bank is willing to consent to the consummation by the Company of the E-Group Transaction and the ESCO Transaction on the terms and conditions more particularly described in the Clark Memorandum and, in connection therewith, is willing to release its lien on the E-Group Assets and to release the GIL Guaranty, the ESC Guaranty and the ESC Security Agreement, subject, however, to the terms and conditions of this Seventh Amendment; and

             WHEREAS, the Company and the Bank desire (i) to evidence the consent of the Bank to the consummation by the Company of the E-Group Transaction and the ESCO Transaction, (ii) to establish the procedures pursuant to which the Bank will release its lien on the E-Group Assets and release the GIL Guaranty, the ESC Guaranty and the ESC Security Agreement, and (iii) to amend the Credit Agreement (A) to reflect the full and final repayment of the Acquisition Term Loan to be effected from the proceeds of the E-Group Transaction and/or the ESCO transaction, (B) to reflect that the accounts receivable of ESC will no longer be included within the definition of Eligible Accounts, (C) to modify certain of the representations made by the Company, (D) to modify certain of the covenants with which the Company is to comply, and (E) to provide for certain ancillary matters;


             NOW, THEREFORE, for and in consideration of the premises hereof, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. All capitalized terms used in this Seventh Amendment shall, unless otherwise defined herein or unless the context otherwise requires, have the meanings given thereto in the Credit Agreement.

         2. The Bank hereby consents to the Company's consummation of the E-Group Transaction and the ESCO Transaction and waives any Event of Default which might heretofore have occurred as a result thereof; provided, however, that such consent and waiver shall not extend to, nor shall the same be construed as extending to, any event, condition or occurrence arising out of or resulting from the consummation of either or both of the E-Group Transaction and the ESCO Transaction which would cause a violation of any representation, warranty or covenant set forth in the Credit Agreement, except to the extent that any such



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event, condition or occurrence is specifically addressed in, and rendered permissible by, a modification to the Credit Agreement effected by this Seventh Amendment. The consent herein given is specific to the Company's consummation of the E-Group Transaction and the ESCO Transaction and is not intended to be, nor shall the same be construed as, a consent to any other action (whether or not similar to either or both of the E-Group Transaction and the ESCO Transaction) the taking of which by the Company is not otherwise authorized or permitted under the terms and conditions of the Credit Agreement as amended by this Seventh Amendment.

         3. Subsection 1.01(b) of the Credit Agreement is amended to read as follows:

             (b) Notice of Revolver Borrowing. The Company shall request the Bank to make each Revolving Loan by an irrevocable notice to the Bank (a "Notice of Revolver Borrowing") which specifies:


                  (i) Whether the requested Revolving Loan is to be (A) a loan which bears interest as provided in Subsection 1.01(c)(i) hereof (individually a "Reference Rate Revolving Loan" and collectively the "Reference Rate Revolving Loans"), or (B) a loan which bears interest as provided in Subsection 1.01(c)(ii) hereof (individually a "LIBOR Revolving Loan" and collectively the "LIBOR Revolving Loans");

                  (ii) The amount of the requested Revolving Loan, which shall be Twenty-five Thousand Dollars ($25,000.00) or an integral multiple thereof;

                  (iii) The date of the requested Revolving Loan, which shall be a Banking Day; and

                  (iv) If the requested Revolving Loan is to be a LIBOR Revolving Loan, the initial Interest Period selected by the Company for such loan in accordance with Subsection 1.01(e)(i) hereof.

         The Company shall give each Notice of Revolver Borrowing to the Bank (x) in the case of a LIBOR Revolving Loan, not later than the third (3rd) Banking Day prior to the date of such loan, or (y) in the case of a Reference Rate Revolving Loan, not later than the date of such loan, and shall do so by telephone, telex or telecopy to the Bank's San Diego Regional Office, located at the address shown in Subsection 8.01(a) hereof, during the hours specified in Subsection 8.01(b) hereof. The Company shall immediately confirm each Notice of Revolver Borrowing in a writing to the Bank in the form appended hereto as Exhibit A.


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         4.  Subsection 1.01(h) of the Credit Agreement is amended to read as follows:

             (h) Commitment Fee. From the date hereof until the Revolver Termination Date, the Company shall pay to the Bank a commitment fee of one-eighth of one percent (1/8 of 1%) per annum on the average daily undisbursed amount of the Revolving Loan Commitment during each calendar quarter or portion thereof (the "Commitment Fee"). The Commitment Fee shall be payable quarterly in arrears on the last day in each March, June, September and December (commencing December 31,
         1992), and at maturity (whether by acceleration or otherwise). For purposes of computing the Commitment Fee, the Revolving Loan Commitment shall be deemed to be Ten Million Dollars ($10,000,000.00), irrespective of whether a shortfall in Eligible Accounts otherwise limits the aggregate principal amount of Revolving Loans available to the Company at any given time.

         5. Subsection 1.01(i) of the Credit Agreement is amended to read as follows:

             (i) Purpose. Revolving Loans shall be used only for the general working capital purposes of the Company.

         6. Section 1.01 of the Credit Agreement is amended by deleting therefrom Subsection 1.01(g).

         7. Subsection 1.03(a) of the Credit Agreement is amended to read as follows:

             (a) Facility Account. The obligation of the Company to repay the Revolving Loans and to pay interest thereon as herein provided shall be evidenced by an account or accounts maintained by the Bank on its books (collectively, the "Facility Account"). The Company hereby authorizes the Bank to record in the Facility Account:

                  (i)  The principal amount and the date of each Revolving Loan;

                  (ii) The interest rates applicable to each Revolving Loan and the effective dates of all changes in such rates;

                  (iii) The date and amount of each payment of principal, interest or other expenses made by or on behalf of the Company with respect to each Revolving Loan; and

                  (iv) Such other matters as the Bank shall deem necessary or desirable for the computation of amounts



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                required to be paid by the Company under this Agreement or the other Facility Documents.

         The Company agrees that all notations made by the Bank in the Facility Account shall constitute prima facie evidence of the matters noted.

         8. Subsection 1.03(b)(i) of the Credit Agreement is amended to read as follows:

             (i) Except as otherwise provided in Subsection 1.01(e)(i) hereof with respect to a LIBOR Revolving Loan, whenever any payment due hereunder (whether pursuant to the provisions of Section 1.01 hereof or otherwise) shall fall due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

         9. The first sentence of Subsection 1.03(c) of the Credit Agreement is amended to read as follows:

         All amounts due or to become due hereunder are secured and/or supported, as the case may be, by (i) four (4) Security Agreements (Chattel Mortgage), each dated November 25, 1992, and each executed by the Company, (ii) a Continuing Guaranty, dated November 30, 1994, executed by Valor Electronics, Inc. ("Valor"), which Continuing Guaranty is in turn secured by a Security Agreement (Chattel Mortgage), dated October 6, 1992, executed by Valor, (iii) a Continuing Guaranty, dated January 16, 1995, executed by Promptus, which Continuing Guaranty is in turn secured by a Security Agreement (Chattel Mortgage), dated November 16, 1994, executed by Promptus, and (iv) three (3) Security Agreements -- Pledge, each dated November 30, 1994, and each executed by the Company.

         10. Subsection 1.03(d) of the Credit Agreement is amended by deleting therefrom the phrase "and the Acquisition Term Loan" where it appears in the second and third lines of such subsection.

         11. Section 1.03 of the Credit Agreement is amended by deleting therefrom Subsection 1.03(e).

         12. Section I of the Credit Agreement is amended by deleting therefrom Section 1.02.

         13. Section 2.01 of the Credit Agreement is amended to read as follows:

         2.01. Conditions Precedent to the Utilization of the Facilities. The obligation of the Bank to make any extensions of credit pursuant to the Facilities is subject to


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         the receipt by the Bank, on or prior to the date the first of such
         Facilities is proposed to be used, of the following, each in form and substance satisfactory to the Bank and its counsel:

              (a) A certificate of the Company's secretary or an assistant secretary, dated prior to the date of the Seventh Amendment, certifying the following documents, copies of which shall be attached to or incorporated in such certificate: (i) resolutions, adopted by the Company's Board of Directors and continuing in effect, which authorize the execution, delivery and performance by the Company of this Agreement and the other Facility Documents, and (ii) all other documents evidencing additional corporate action and governmental or other approvals, if any, necessary for the execution, delivery and performance by the Company of this Agreement and the other Facility Documents;

              (b) A certificate of the Company's secretary or an assistant secretary, dated prior to the date of the Seventh Amendment, certifying the incumbency and signatures of the officers of the Company authorized to execute, deliver and perform this Agreement and the other Facility Documents on behalf of the Company;

              (c) A copy of the audited Financial Statement of the Company for the fiscal year ended December 31, 1994, prepared by independent certified public accountants selected by the Company and acceptable to the Bank, together with the unqualified opinion of such accountants;

              (d) A copy of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1995;

              (e) Four (4) Security Agreements (Chattel Mortgage) and three (3) Security Agreements -- Pledge, each on the Bank's standard form, each dated prior to the date of the Seventh Amendment and each duly executed by the Company, granting to the Bank a security interest in the therein described assets of the Company as security for the Obligations of the Company arising hereunder and under the other Facility Documents;

              (f) Two (2) Continuing Guaranties, each on the Bank's standard form, each dated prior to the date of the Seventh Amendment, one (1) duly executed by each of Valor and Promptus;

              (g) Two (2) Security Agreements (Chattel Mortgage), each on the Bank's standard form, each dated prior to the date of the Seventh Amendment, one (1) duly executed by each of Valor and Promptus, granting to the Bank a security





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         interest in the therein described assets of Valor or Promptus, as the case may be, as security for the obligations of Valor or Promptus, as the case may be, arising under such corporation's respective Continuing Guaranty;

              (h) A certificate of the secretary or an assistant secretary of each of Valor and Promptus, each dated prior to the date of the Seventh Amendment, certifying the following documents, copies of which shall be attached to or incorporated in such certificate: (i) resolutions, adopted by the Board of Directors of Valor or Promptus, as the case may be, and continuing in effect, which authorize the execution, delivery and performance by Valor or Promptus, as the case may be, of such corporation's Continuing Guaranty and Security Agreement (Chattel Mortgage), and (ii) all other documents evidencing additional corporate action and governmental or other approvals, if any, necessary for the execution, delivery and performance by Valor or Promptus, as the case may be, of such corporation's Continuing Guaranty and Security Agreement (Chattel Mortgage); together with a certificate of the secretary or an assistant secretary of each of Valor and Promptus, each dated prior to the date of the Seventh Amendment, certifying the incumbency and signatures of the officers of Valor or Promptus, as the case may be, authorized to execute, deliver and perform on behalf of Valor or Promptus, as the case may be, such corporation's Continuing Guaranty and Security Agreement (Chattel Mortgage);

              (i) Evidence that all steps necessary in the opinion of the Bank to perfect the security interests granted to the Bank by the Security Agreements (Chattel Mortgage) referred to in Subsections 2.01(e) and
         (g) hereof, and by the Security Agreements -- Pledge referred to in Subsection 2.01(e) hereof, as first priority security interests in the assets described therein have been duly taken (including the filing of all appropriate UCC-1 Financing Statements); and

              (j) Such other evidence as the Bank may reasonably request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in this Agreement and the other Facility Documents.

         14. Section 2.02 of the Credit Agreement is amended to read as follows:

         2.02. Conditions Precedent to the Making of Each Revolving Loan. The obligation of the Bank to make each Revolving Loan shall be subject to the conditions precedent set forth in Section 2.01 hereof and shall be subject to the following further conditions precedent:





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             (a)  The Company shall have given the Bank a Notice of Revolver
         Borrowing;

             (b) The Company shall have delivered to the Bank statements in form and detail satisfactory to the Bank showing the aging and adjustment of the accounts receivable of the Company, Valor and Promptus (and collections thereon) as at the end of the calendar month most recently ended (or as at the end of the next preceding calendar month if the requested Revolving Loan is to be made during the first fifteen (15) days of a calendar month); and

             (c) On the date such Revolving Loan is to be made, the following shall be true and correct:


                  (i)  The representations and warranties set forth in Section
             3.01 hereof are true and correct; provided, however, that the representations and warranties set forth in Subsection 3.01(g) hereof shall be deemed to be made with respect to the Company's most recent Financial Statement, Quarterly Report on Form 10-Q or Annual Report on Form 10-K delivered to the Bank;

                  (ii) No Event of Default or Unmatured Event of Default shall have occurred and be continuing; and


                  (iii) Each of the Facility Documents remains in full force and effect.

         The submission by the Company to the Bank of each Notice of Revolver Borrowing shall be deemed to be a representation and warranty by the Company as of the date of each such notice as to the matters set forth in this Subsection 2.02(c).

         15. Section II of the Credit Agreement is amended by deleting therefrom Section 2.03.

         16. Subsection 3.01(b) of the Credit Agreement is amended to read as follows:

              (b) Authority. The execution, delivery and performance by the Company of this Agreement and the other Facility Documents, and the execution, delivery and performance by Valor and Promptus, as the case may be, of such corporation's Continuing Guaranty and Security Agreement (Chattel Mortgage), are within the corporate power of the Company, Valor or Promptus, as the case may be, have been duly authorized by all necessary corporate action, do not require any registration with, consent or approval of, license or permit from, or notice to any Person, do not contravene any law, rule or regulation, any order, writ, decree or judgment of any Person, or the constitutive documents of the Company,



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
         Valor or Promptus, as the case may be, do not violate or constitute a default under any mortgage, indenture, lease, contract or other agreement or instrument binding upon the Company, Valor, Promptus or any other Subsidiary, and will not result in or require the creation of any lien on the property, assets or revenue of the Company, Valor, Promptus or any other Subsidiary (except such liens as may be created in favor of the Bank pursuant to this Agreement and the other Facility Documents).

         17. Subsection 3.01(c) of the Credit Agreement is amended to read as follows:

              (c) Enforceability. This Agreement and the other Facility Documents constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and the Continuing Guaranties and Security Agreements (Chattel Mortgage) of Valor and Promptus constitute legal, valid and binding obligations of Valor or Promptus, as the case may be, enforceable against it in accordance with their terms, except, in each case, as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights and general principles of equity.

         18. Subsection 3.01(h) of the Credit Agreement is amended by deleting therefrom the phrase "the Sixth Amendment" where it appears in the third line of such subsection and by substituting in lieu thereof the phrase "the Seventh Amendment".

         19. Subsection 4.01(a)(ix) of the Credit Agreement is amended to read as follows:

              (ix) Not later than the fifteenth (15th) day after the end of each calendar month, but only if Revolving Loans are then outstanding under the Revolving Loan Facility, statements in form and detail satisfactory to the Bank showing the aging and adjustment of the accounts receivable of the Company, Valor and Promptus (and collections thereon) as at the end of such calendar month;

         20. Subsection 4.01(a)(xiv) of the Credit Agreement is amended to read as follows:

              (xiv) Prompt notice of any change in the location at which any inventory of the Company, Valor or Promptus is or will be kept, other than for temporary processing, temporary storage or similar purposes, or at which records relating to the accounts receivable of the Company, Valor or Promptus are or will be kept; and




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         21.  Subsection 4.01(f) of the Credit Agreement is amended to read as follows:

              (f) Use of Proceeds. The Company will use the Facilities and the proceeds of the Revolving Loans only for the purposes, and in the manner, specifically set forth in Subsection 1.01(i) hereof. No part of the proceeds of the Facilities hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve the Company or the Bank in a violation of Regulations G, T, U or X issued by the Board of Governors of the Federal Reserve System.

         22. Subsection 4.02(e) of the Credit Agreement is amended to read as follows:

              (e) Unsecured Indebtedness, Investments, Advances and Guaranties. The Company will not, and will not permit any Subsidiary to, incur any unsecured Indebtedness, advance funds to (whether by way of loan, stock purchase, capital contribution, or otherwise) or incur any Indebtedness with respect to the obligations of, any Person, or acquire by purchase of stock or by purchase of assets, in exchange for cash or shares of capital stock or other securities of the Company or any other Person, all or any substantial division or portion of the assets and business of any other Person; provided, however, that (i) the Company may (A) acquire a controlling interest in Promptus pursuant to the terms and conditions of the Merger Agreement and that certain Management Shares Agreement, dated October 15, 1994, by and among the Company, Promptus and certain former shareholders or Promptus, (B) finance not more than Five Hundred Thousand Dollars ($500,000.00) of the consideration to be paid by the purchaser in connection with the E-Group Transaction, and
         (C) finance not more than Eight Hundred Thousand Dollars ($800,000.00) of the consideration to be paid by the purchaser in connection with the ESCO Transaction, and (ii) the Company and its Subsidiaries may (A) make advances to each other for general working capital purposes, (B) make advances to finance sales in the ordinary course of business, (C) incur trade debt in the ordinary course of business, and (D) purchase certificates of deposit from banks with deposits in excess of Five Hundred Million Dollars ($500,000,000.00), securities issued by the United States government and commercial paper rated A-1 by Standard & Poors or Prime-1 by Moody's.

         23. Subsection 4.02(f) of the Credit Agreement is amended to read as follows:





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
              (f) Change of Name, etc. The Company will not, and will not permit any Subsidiary to, change its name. Additionally, the Company
         (i) will not, and will not permit Valor to, establish its chief executive office or keep its records relating to Collateral at any location outside the State of California, and (ii) will not permit Promptus to establish its chief executive office or keep its records relating to Collateral at any location outside the States of California or Rhode Island.

         24. Section 5.01 of the Credit Agreement is amended to read as follows:

         5.01. Unavailability of LIBOR Funding or Inability to Determine Rates. If, on or before the first day of any Interest Period for a LIBOR Revolving Loan, the Bank determines that (a) deposits in the amount of such loan for such Interest Period are not available to the Bank in the offshore interbank market(s) from which the Bank is then funding loans which bear interest computed with respect to the LIBO Rate, or (b) the LIBO Rate for such Interest Period cannot be adequately and reasonably determined due to circumstances affecting such offshore interbank markets, which determination by the Bank shall be conclusive and binding upon the Company, the Bank shall immediately give notice thereof to the Company. After the giving of any such notice and until the Bank shall otherwise notify the Company that the circumstances giving rise to such condition no longer exist, the Company's right to request the making of or conversion to, and the Bank's obligation to make or convert to, a LIBOR Revolving Loan shall be suspended. Any LIBOR Revolving Loan outstanding at the commencement of any such suspension shall be converted, at the end of the then current Interest Period for such loan, to a Reference Rate Revolving Loan, unless such suspension has then ended.

         25. Section 5.03 of the Credit Agreement is amended to read as follows:

         5.03. Increased Costs. If, after the date of this Agreement, any Change of Law:

              (a) Shall subject the Bank to any tax, duty or other charge with respect to a LIBOR Revolving Loan or the Bank's obligation to make such a loan, or shall change the basis of taxation of payments by the Company to the Bank on or in respect to such a loan under this Agreement (except for changes in the rate of taxation on the overall net income of the Bank); or

              (b) Shall impose, modify or hold applicable any reserve, special deposit or similar requirement against assets held by, deposits or other liabilities in or for the





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
         account of, advances or loans by, or any other acquisition of funds by the Bank for a LIBOR Revolving Loan (except for any reserve, special deposit or other requirement included in the determination of the LIBO
         Rate); or

              (c) Shall impose on the Bank any other condition directly related to any LIBOR Revolving Loan;

         and the effect of any of the foregoing is to increase the cost to the Bank of making, renewing or maintaining a LIBOR Revolving Loan beyond any adjustment made by the Bank in determining the applicable interest rate for such loan, or to reduce any amount receivable by the Bank hereunder, then the Company shall from time to time, upon demand by the Bank, pay to the Bank additional amounts sufficient to reimburse the Bank for such increased costs or to compensate the Bank for such reduced amounts. A certificate as to the amount of such increased costs or reduced amounts, submitted to the Company by the Bank, shall, in the absence of manifest error, be conclusive and binding on the Company for all purposes.

         26. Section 6.02 of the Credit Agreement is amended by deleting therefrom the phrase "or the Acquisition Term Loan" where it appears in the seventh line of such section.

         27. Section 6.03 of the Credit Agreement is amended by deleting therefrom the phrase "or the Acquisition Term Loan" where it appears in the third line of such section.

         28.  The definition of "Acquisition Term Loan" set forth in Section
7.01 of the Credit Agreement is amended to read as follows:

         "Acquisition Term Loan" shall mean the term loan in the original principal amount of Five Million Dollars ($5,000,000.00) made by the Bank to the Company in connection with the Promptus Acquisition.

         29. The definition of "Collateral" set forth in Section 7.01 of the Credit Agreement is amended to read as follows:

         "Collateral" shall mean all personal property of the Company, Valor or Promptus which is now or hereafter assigned to the Bank as security or in which the Bank now has or hereafter acquires a security interest.

         30. The definition of "Eligible Accounts" set forth in Section 7.01 of the Credit Agreement is amended by deleting therefrom the phrase "accounts receivable of the Company, Valor, ESC and Promptus" where it appears in the first and second lines of such definition and by substituting in lieu thereof the phrase "accounts receivable of the Company, Valor and Promptus".



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

         31. The definition of "ESC" set forth in Section 7.01 of the Credit Agreement is amended to read as follows:

         "ESC" shall have the meaning given to that term in the third recital to the Seventh Amendment.

         32. The definition of "Facilities" set forth in Section 7.01 of the Credit Agreement is amended to read as follows:

         "Facilities" shall mean the Revolving Loan Facility.

         33. The definition of "GIL" set forth in Section 7.01 of the Credit Agreement is amended to read as follows:

         "GIL" shall have the meaning given to that term in the second recital to the Seventh Amendment.

         34. The definition of "Guaranty" set forth in Section 7.01 of the Credit Agreement is amended by deleting therefrom the phrase "Subsections 1.03(c)(ii), (iii), (iv) and (v)" where it appears in the second line of such definition and by substituting in lieu thereof the phrase "Subsections 1.03(c)(ii) and (iii)".

         35. The definition of "Interest Period" set forth in Section 7.01 of the Credit Agreement is amended to read as follows:

         "Interest Period" shall mean, with respect to a LIBOR Revolving Loan, the time period selected by the Company pursuant to Subsection 1.01(b)(iv) or 1.01(d)(iii) hereof which commences on the first day of such loan and ends on the last day of such time period and, thereafter, each subsequent time period selected by the Company pursuant to Subsection 1.01(e)(ii) hereof which commences on the last day of the immediately preceding time period and ends on the last day of that time period.

         36. The definition of "Yield Rate" set forth in Section 7.01 of the Credit Agreement is amended to read as follows:

         "Yield Rate" shall mean, as of any date for a LIBOR Revolving Loan being prepaid (in whole or in part) on such date, the per annum rate at which the Bank could, on or about such date, purchase marketable securities issued by the United States Treasury in an amount comparable to the amount of principal of such LIBOR Revolving Loan so being prepaid and for a term comparable to the remainder of the then current Interest Period for such LIBOR Revolving Loan. The Bank's determination of such per annum rate shall be conclusive in the absence of manifest error, whether or not such securities are actually purchased by the Bank.

         37. Section 7.01 of the Credit Agreement is amended by deleting therefrom the definitions of "Acquisition Term Loan Facility Fee", "CD Rate", "Initial Term Loan", "Instalment Note", "Notice of Acquisition Term Loan Borrowing", "Revolving Loan Facility Renewal Fee", "Straight Note" and "Term Loan Facility".

         38. Section 7.01 of the Credit Agreement is further amended by the addition thereto of the following definitions in proper alphabetic order:

         "Clark Memorandum" shall have the meaning given to that term in the second recital to the Seventh Amendment.

         "E-Group Assets" shall have the meaning given to that term in the second recital to the Seventh Amendment.

         "E-Group Transaction" shall have the meaning given to that term in the second recital to the Seventh Amendment.

         "ESC Guaranty" shall have the meaning given to that term in the third recital to the Seventh Amendment.

         "ESC Security Agreement" shall have the meaning given to that term in the third recital to the Seventh Amendment.

         "ESCO" shall have the meaning given to that term in the third recital to the Seventh Amendment.

         "ESCO Transaction" shall have the meaning given to that term in the third recital to the Seventh Amendment.

         "GIL Guaranty" shall have the meaning given to that term in the second recital to the Seventh Amendment.

         "Seventh Amendment" shall mean that certain Seventh Amendment to Credit Agreement and Note, dated as of December 19, 1995, by and between the Company and the Bank.

         "Seventh Amendment Effective Date" shall mean the date on which the Seventh Amendment becomes effective as provided in Paragraph 42 thereof.

         39. The first sentence of Subsection 8.01(b) of the Credit Agreement is amended to read as follows:

         Each Notice of Revolver Borrowing, Notice of Revolver Conversion and Notice of Revolver Interest Period Selection shall be given by the Company to the Bank's San Diego Regional Office, located at the address referred to in Subsection 8.01(a) hereof, between 8:30 a.m. and 3:00 p.m., California time, on a Banking Day.

         40. The Credit Agreement is amended by deleting therefrom Exhibits A and C and by substituting in lieu thereof new Exhibits A and C in the forms appended to this Seventh Amendment as Exhibits I and II, respectively.

         41. The Credit Agreement is further amended by deleting therefrom Exhibit B.

         42. This Seventh Amendment shall become effective on the date on which both of the following conditions have been met; provided, however, that this Seventh Amendment shall not become effective, and the Credit Agreement as amended through the Sixth Amendment thereto shall continue in full force and effect, if both of such conditions have not been met on or prior to 3:00 p.m., California time, on Wednesday, January 3, 1996 (or such later date to which the Bank may consent in writing):

              (a)  The Bank shall have received each of the following:

                   (i)    This Seventh Amendment, duly executed by the Company;

                   (ii) Two (2) written consents to entry by the Company into this Seventh Amendment, each in form and substance satisfactory to the Bank and its counsel, one (1) duly executed by each of Valor and Promptus; and

                   (iii) Copies of the fully executed agreements pursuant to which the E-Group Transaction and the ESCO Transaction are to be effected, together with all exhibits and schedules to such agreements; and

              (b) Either the E-Group Transaction or the ESCO Transaction shall have closed and, in connection therewith, the Bank shall have received, by wire transfer of immediately available funds, proceeds of such transaction in an amount not less than Eleven Million Five Hundred Thousand Dollars ($11,500,000.00) in the case of the E-Group Transaction or Four Million Two Hundred Thousand Dollars ($4,200,000.00) in the case of the ESCO Transaction.

         43. By its execution of this Seventh Amendment, the Company irrevocably authorizes the Bank to apply to the repayment of the Acquisition Term Loan and to the prepayment of the Revolving Loans such portion of the proceeds received by the Bank in connection with the closing of the E-Group Transaction or the ESCO Transaction, whichever is the first to occur, as may be necessary to repay in full the unpaid principal amount of, and all accrued but unpaid interest on, the Acquisition Term Loan, and to prepay the Revolving Loans by such extent as may be required so that the principal amount of the Obligations outstanding under the Revolving Loan Facility after the making of such prepayment does not exceed the amount of the Revolving Loan Commitment which would have been in effect had the most recent accounts receivable aging and adjustment statement delivered by the Company to the Bank pursuant to Subsection 4.01(a)(ix) of the Agreement been adjusted to subtract therefrom either the Eligible Accounts of the Company to be sold in connection with the E-Group Transaction if the E-Group Transaction shall be the first to close or the Eligible Accounts of ESC if the ESCO Transaction shall be the first to close, and to credit any remaining portion of such proceeds to account no. 4000132123 maintained by the Company at the Bank's San Diego Regional Office.
If such proceeds shall be insufficient to make such repayment and prepayment, the Company shall pay to the Bank the amount of such shortfall within five (5) Banking Days following the Bank's written demand therefor.

         44. By its execution of this Seventh Amendment, the Company also irrevocably authorizes the Bank to apply to the prepayment of the Revolving Loans such portion of the proceeds received by the Bank in connection with the closing of the E-Group Transaction or the ESCO Transaction, whichever is the second to occur, as may be necessary to prepay the Revolving Loans by such further extent as may be required so that the principal amount of the Obligations outstanding under the Revolving Loan Facility after the making of such prepayment does not exceed the amount of the Revolving Loan Commitment which would have been in effect had the most recent accounts receivable aging and adjustment statement delivered by the Company to the Bank pursuant to Subsection 4.01(a)(ix) of the Agreement been adjusted to subtract therefrom both the Eligible Accounts of the Company to be sold in connection with the E-Group Transaction and the Eligible Accounts of ESC, and to credit any remaining portion of such proceeds to account no. 4000132123 maintained by the Company at the Bank's San Diego Regional Office. If such proceeds shall be insufficient to make such prepayment, the Company shall pay to the Bank the amount of such shortfall within five (5) Banking Days following the Bank's written demand therefor.

         45. In order to facilitate the closing of the E-Group Transaction, the Bank shall, as promptly as practicable following its receipt of the documents more particularly described in Subparagraphs 42(a)(i), (ii) and (iii) hereof, deliver to an escrow agent acceptable to each of the Bank, the Company and Component Intertechnologies, Inc. (a) a letter on the Bank's letterhead evidencing the Bank's consent to the E-Group Transaction, the release of the Bank's lien on the E-Group Assets and the release of the GIL Guaranty, (b) the original GIL Guaranty, and (c) an instruction letter authorizing such escrow agent either (i) to deliver the letter referred to in clause (a) above to the Company, and to deliver the original guaranty referred to in clause (b) above to GIL, upon such escrow agent's receipt of facsimile confirmation from the Bank that the Bank has received proceeds of the E-Group Transaction in an amount not less than Eleven Million Five Hundred Thousand Dollars ($11,500,000.00), or (ii) to return such letter and original guaranty to the Bank by courier if the escrow agent has not received the Bank's facsimile confirmation by 3:00 p.m., California time, on Wednesday, January 3, 1996 (or such later date to which the Bank may consent in writing). In connection with the foregoing, the Bank hereby agrees that it will transmit facsimile confirmation that it has received proceeds of the E-Group Transaction in the required amount as promptly as practicable following its receipt of such proceeds.

         46. In order to facilitate the closing of the ESCO Transaction, the Bank shall, as promptly as practicable following its receipt of the documents more particularly described in Subparagraphs 42(a)(i), (ii) and (iii) hereof, deliver to an escrow agent acceptable to each of the Bank, the Company and Insulectro (a) a letter on the Bank's letterhead evidencing the Bank's consent to the ESCO Transaction, the release of the ESC Guaranty and the release of the ESC Security Agreement, (b) the original ESC Guaranty and the original ESC Security Agreement, (c) a duly executed UCC-2 Financing Statement Change Form evidencing the release of the lien created by the ESC Security Agreement, and
(d) an instruction letter authorizing such escrow agent either (i) to deliver the letter, original guaranty, original security agreement and financing statement change form referred to in clauses (a), (b) and (c) above to ESC upon such escrow agent's receipt of facsimile confirmation from the Bank that the Bank has received proceeds of the ESCO Transaction in an amount not less than Four Million Two Hundred Thousand Dollars ($4,200,000.00), or (ii) to return such letter and original guaranty to the Bank by courier if the escrow agent has not received the Bank's facsimile confirmation by 3:00 p.m., California time, on Wednesday, January 3, 1996 (or such later date to which the Bank may consent in writing). In connection with the foregoing, the Bank hereby agrees that it will transmit facsimile confirmation that it has received proceeds of the ESCO Transaction in the required amount as promptly as practicable following its receipt of such proceeds.

         47. If the E-Group Transaction shall close but the ESCO Transaction shall not close within the time periods referred to in Paragraphs 45 and 46 hereof, the Bank and the Company shall, upon the written request of the Company, enter into an eighth amendment to the Agreement, which eighth amendment shall restore to the terms and conditions of the Agreement those provisions relating to the ESC Guaranty, the ESC Security Agreement and the inclusion of the accounts receivable of ESC within the definition of Eligible Accounts which were deleted from the Agreement by this Seventh Amendment. If the ESCO Transaction shall close but the E-Group Transaction shall not close within the time periods referred to in Paragraphs 45 and 46 hereof, the Bank and the

Company shall, upon the written request of the Bank, enter into an eighth amendment to the Agreement, which eighth amendment shall restore to the terms and conditions of the Agreement those provisions relating to the GIL Guaranty which were deleted from the Agreement by this Seventh Amendment.

         48. Except as expressly provided herein, the Credit Agreement is unchanged and remains in full force and effect.

         49. This Seventh Amendment shall be governed by and construed in accordance with the laws of the State of California.

         50. This Seventh Amendment may be executed in any number of counterparts, any set of which signed by both parties hereto shall be deemed to constitute a complete, executed original for all purposes.

         IN WITNESS WHEREOF, the Company and the Bank have caused this Seventh Amendment to be executed as of the day and year first above written.


UNION BANK                              GTI CORPORATION

By: /s/ Richard A. Petrie               By: /s/ Douglas J. Downs
    -------------------------               ------------------------
Title: Vice President                   Title: Vice President and
                                               Chief Financial Officer


By: /s/ M.E. Conboy                     By:
    -------------------------               ------------------------
Title: Vice President                   Title:
                                               ---------------------